UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2002 (December 2, 2002)

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Items 1-4.

Not Applicable.

Item 5. OTHER EVENTS.

On December 2, 2002, Affymetrix, Inc. (“Affymetrix”) entered into a settlement agreement with The Board of Trustees of the Leland Stanford Junior University (“Stanford”), and Incyte Pharmaceuticals, Inc. (“Incyte”) resolving the following matters:  Incyte Pharmaceuticals, Inc., et al. v. Affymetrix, Inc., Case No. C99-21111 JF (N.D. Cal.), Patrick O. Brown, et al. v. Stephen P.A. Fodor, et al., Patent Interference No. 104,358 (Bd. Of Patent App. and Inter.); Patrick O. Brown, et al. v. Stephen P.A. Fodor, et al., Patent Interference No. 104,359 (Bd. Of Patent App. And Inter.), the Affymetrix Opposition to European Patent No. EP B 10804 731, and the Affymetrix opposition to Australian Patent No. AU709276 (2962/95).  A final judgment was entered by Judge Fogel in the Incyte Pharmaceuticals, Inc., et al. v. Affymetrix, Inc., Case No. C99-21111 JF (N.D. Cal.) on December 4, 2002.

As previously disclosed in Affymetrix’ filings with the Securities and Exchange Commission, the litigation to which this settlement relates arose from Incyte’s and Stanford’s complaint of dissatisfaction with certain decisions of the United States Patent and Trademark Office Board of Patent Appeals and Interferences.

In connection with the settlement, Affymetrix and Stanford agreed to mutual releases of claims from one another.  In addition, Affymetrix agreed to provide funding to support two fellowships under the Bio-X Program at Stanford.  Affymetrix does not expect that such funding obligations will have a material effect on Affymetrix’ business, financial condition or results of operations.  Affymetrix is not required to license any of its intellectual property rights to Stanford as part of the settlement.

Items 6-9.

Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ BARBARA A. CAULFIELD
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Date: December 6, 2002